Exhibit 99.2

AGREEMENT AND RELEASE

This Agreement and Release (“Agreement”) is made by and between David Fann (“Consultant”) and FNDS3000 Corp. (the “Company”), including any parent, subsidiary, affiliated and related entities and its past, present or future officers, directors, owners, administrators, employees, shareholders, agents, attorneys, representatives and assigns (collectively hereafter referred to as “FNDS Released Parties”) as of the 29th day of October, 2010.

WHEREAS, in connection with the termination of Consultant’s contractual relationship with Company effective as of the date hereof, the Consultant and Company (collectively referred to as the “Parties” or individually referred to as a “Party”) wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Consultant may have against the Company and any of the other FNDS Released Parties as defined below, and any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Company may have against the Consultant, in each case, including, but not limited to, any and all claims arising out of or in any way related to Consultant’s contractual relationship with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Consultant hereby agree as follows:

1. Consideration, Payment of Compensation and Receipt of All Benefits. The Company agrees to provide Consultant with the following payments:

a. Thirty Thousand Dollars ($30,000.00), payable by the Company within three business days after the Effective Date;

b. Five Hundred Seventy One Thousand Four Hundred Twenty-Nine (571,429) shares of the Company’s Common Stock (the “Stock”). The foregoing Stock shall be delivered by the Company within five business days after the S-8 registration of the Stock is effective, and in any event, no later than December 20, 2010. The Company agrees to file an S-8 registration statement for the Stock within forty-five (45) days after the Effective Date.

Consultant acknowledges and represents that the Company has otherwise paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Consultant. Consultant further acknowledges that he is not entitled to any additional future compensation based on any agreement between the Parties that was executed prior to the execution of this Agreement and Release. Consultant is responsible for his own taxes, if any are due on the amounts received pursuant to this Agreement.

2. Release of Claims.

a. Consultant agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Consultant by the Company and/or any of the other FNDS Released Parties. Consultant, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Company and each of the other FNDS Released Parties from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Consultant may possess against the Company or any of the other FNDS Released Parties arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement (as defined in Section 8 below), including, without limitation:

i. any and all claims relating to or arising from Consultant’s employment and/or contract relationship with the Company and the termination of that relationship;

ii. any and all claims relating to, or arising from, Consultant’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

iii. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

iv. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; and the Florida Civil Rights Act.

v. any and all claims for violation of the federal or any state constitution;

vi. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

vii. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Consultant as a result of this Agreement; and

viii. any and all claims for attorneys’ fees and costs.

Consultant agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Consultant’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, subject to the understanding that Consultant’s release of claims herein bars Consultant from recovering monetary relief from the Company in connection with such claims.

b. The Company agrees that this Agreement constitutes the settlement in full of all outstanding obligations owed by Consultant to the Company. The Company, on its own behalf and on behalf of its subsidiaries, successors and assigns, hereby and forever releases the Consultant from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against Consultant arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement (as defined in Section 8 below), including, without limitation any and all claims relating to or arising from Consultant’s employment and/or contract relationship with the Company and the termination of that relationship;

3. Acknowledgment of Waiver of Claims under ADEA. Consultant understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Consultant understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Consultant understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Consultant was already entitled. Consultant further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective until after the revocation period has expired. In the event Consultant signs this Agreement and returns it to the Company in less than the twenty-one (21) day period identified above, Consultant hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. If Consultant desires to revoke this Agreement, he can do so by providing notice (together with any consideration received hereunder prior to such date) to Joseph McGuire, Chief Financial Officer, at: 4651 Salisbury Road, Suite 485, Jacksonville, FL 32256.

4. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

5. No Oral Modification. This Agreement may only be amended in a writing signed by Consultant and a duly authorized officer of the Company.

6. Restrictive Covenants and Confidentiality. This Agreement is not intended to and does not invalidate, modify or otherwise affect the applicability of the Restrictive Covenant and Confidentiality provisions set forth in Paragraph 6 of Consultant’s Employment Agreement dated June 10, 2008 (the “Employment Agreement”), nor the provisions of Sections 8.1 or 8.4 thereof. Consultant shall continue to be subject to those provisions to the extent that they are otherwise applicable. Except as set forth above, the Employment Agreement is hereby terminated and of no further force or effect.

7. Governing Law. This Agreement is made and entered into in the State of Florida, and shall in all respects be interpreted, enforced, and governed by and under the laws of the State of Florida.

8. Effective Date. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Consultant signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

9. Voluntary Execution of Agreement. Consultant understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other FNDS Released Parties. Consultant acknowledges that: (a) he has read this Agreement; (b) he has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement; (c) he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel; (d) he understands the terms and consequences of this Agreement and of the releases it contains; and (e) he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

CONSULTANT, an individual

Dated: October 29, 2010	/s/ David Fann
David Fann

FNDS3000 Corp

Dated: November 2, 2010	By	/s/ Joseph F. McGuire
	Name:	Joseph F. McGuire
	Title:	Chief Financial Officer